News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Neha Clark
Senior Vice President Enterprise Finance
Phone:	847-735-4001

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Affairs
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Second Quarter Results

Resolute Performance in Challenging Marine Market
Second Quarter GAAP Diluted EPS of $1.55 and As Adjusted Diluted EPS of $1.80
Lowering 2024 Full-Year Guidance: Net Sales of $5.2 to $5.4 billion; As Adjusted Diluted EPS in the range of $5.00 to $5.50
METTAWA, Ill., July 25, 2024 -- Brunswick Corporation (NYSE: BC) today reported results for the second quarter of 2024:
Second Quarter 2024 Financial Results:

	Q2 2024
in millions (except per share data)	GAAP	Change vs Q2'23		As Adjusted	Change vs Q2'23
Net Sales	$1,443.9	(15.2) %		$1,443.9	(15.2) %
Operating Earnings	$158.3	(18.6) %		$180.8	(23.0) %
Operating Margin	11.0%	(40)	bps	12.5%	(130)	bps
Diluted EPS from Continuing Operations	$1.55	(18.8) %		$1.80	(23.4) %

bps = basis points

"With high interest rates continuing to pressure consumer budgets and suppress discretionary spending, the introduction of new model year products at the beginning of the important month of June did not catalyze boat purchases as we had anticipated, and our second quarter results were slightly below expectations," said Brunswick Chief Executive Officer, David Foulkes.

"Continued slower retail sales, combined with higher levels of discounting and carrying costs, have increased pressure on dealer and channel partner profit margins resulting in ongoing conservative wholesale ordering patterns which, in turn, is causing OEMs to maintain lower boat production rates through the main selling season, impacting Propulsion and Navico Group OEM orders.

With significantly slower retail sales in the peak sales months, we now expect full year retail unit sales to be down approximately 10% versus our original forecast of flat. As a result of heightened demand stimulation efforts focused on clearing more aged inventory, our remaining field inventory is very fresh, with approximately 85 percent of field units being current. Our focus continues on leveraging our new products and adjusting production levels to maintain or gain share in key categories while diligently managing field inventory levels to end the year with weeks-on-hand at appropriate levels and units below prior year.

Despite our propulsion business delivering lower sales and operating earnings versus the second quarter of 2023, year-to-date we continue to gain share in outboard engines, with more than 48 percent overall share of the U.S. outboard market. In addition, Propulsion's controls, rigging, and propeller product category had a strong quarter with operating margins ahead of the same period in 2023.

With boating participation continuing to be very solid in our major global markets, our engine parts and accessories business had a strong quarter, with sales and operating earnings up versus the second quarter of 2023, as we completed the full transition of engine parts and accessories distribution to our new, state-of-the-art facility in Brownsburg, Indiana.

As anticipated, Navico Group had lower sales and operating earnings versus the second quarter of 2023 due to reduced marine OEM order rates and persistently slow RV orders but continued to show stability, sequential improvement in aftermarket sales, and overall sales and earnings consistent with first quarter results.

Finally, our boat business had a solid performance given market conditions, with sales and operating earnings below second quarter of 2023, consistent with lower planned production levels. Freedom Boat Club continues to deliver steady membership sales growth and has added two more flagship locations in Denmark and the U.K., all while generating exceptionally strong synergy sales across our marine portfolio.

Despite lower sales and earnings, the resiliency of our portfolio is being demonstrated, with our recurring revenue businesses and channels, including our engine P&A business, Propulsion’s repower business, Freedom Boat Club, and Navico Group's aftermarket sales, contributing more than 50 percent of our Q2 adjusted operating earnings. In addition, our businesses delivered strong cash flow, enabling $170 million to be deployed for share repurchases year-to-date, further solidifying our focus on returning value to shareholders," Foulkes concluded.

2024 Second Quarter Results

For the second quarter of 2024, Brunswick reported consolidated net sales of $1,443.9 million, down from $1,702.3 million in the second quarter of 2023. Diluted EPS for the quarter was $1.55 on a GAAP basis and $1.80 on an as adjusted basis. Second quarter sales were below prior year as the impact of continued lower wholesale ordering by dealers and OEMs, coupled with higher discounts in certain business segments, was only partially offset by annual price increases and benefits from well-received new products. Operating earnings were down versus prior year as a result of the impact of lower net sales and higher manufacturing costs primarily related to absorption from lower production, partially offset by significant cost control measures throughout the enterprise. In addition, versus the second quarter of 2023:
Propulsion segment reported a 21 percent decrease in sales resulting from the enterprise factors listed above, partially offset by the impact of annual pricing. Operating earnings were below prior year primarily due to the impact of lower net sales and higher manufacturing costs, including absorption from lower production, partially offset by the lapping of prior year unfavorable capitalized inventory variances and accelerated cost control measures.
Engine Parts and Accessories segment reported a 2 percent increase in sales versus the same period last year. The Products business sales were up 7 percent, and Distribution business sales were down only slightly, at 1 percent compared to prior year, with both components of the segment delivering another quarter of sequential sales growth. Segment operating earnings were up versus prior year resulting from the higher sales, cost control across the businesses, and better operating efficiency as the transition to the Brownsburg, Indiana facility is now complete.
Navico Group segment reported a sales decrease of 8 percent, primarily driven by reduced sales to marine OEMs as they balance production levels to match retail ordering patterns, partially offset by strong new product momentum and slightly improved RV sales trends. Segment operating earnings decreased as the impact from lower sales and increased discount activity was only partially offset by lower operating expenses.

Boat segment reported a 23 percent decrease in sales resulting from softer wholesale orders, as its channel partners continued to order cautiously, and higher incentives and discounting, partially offset by the favorable impact of modest model-year pricing and share gains. Freedom Boat Club had another strong quarter, contributing approximately 10 percent of segment sales. The segment delivered adjusted operating margins within expectations as the impact of net sales declines and lower absorption from the reduced production was partially offset by pricing and continued cost control.
Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $593.2 million at the end of the second quarter, up $113.5 million from 2023 year-end levels.

Net cash provided by operating activities of continuing operations during the first six months of the year was $67.6 million including net earnings net of non-cash items and the seasonal impact of working capital build.

Investing and financing activities resulted in net cash used of $18.8 million during the first half of 2024 including $396.9 million of proceeds from the issuance of long-term debt, net of $170.0 million of share repurchases, $101.1 million of capital expenditures, $80.9 million of purchases of marketable securities, and $56.8 million of dividend payments.

2024 Outlook

"With the majority of the retail selling season behind us, it is evident that the 2024 U.S. marine retail market is underperforming in peak season versus our initial expectations and is likely to end the year at unit levels similar to 2010. The macro-economic environment remains uncertain, and while there is now a higher probability of interest rate relief beginning in September, this would occur after the main selling season and will likely have an immaterial impact on our 2024 results, but potentially provide a tailwind for 2025. In this environment, our OEM customers and channel partners continue to order cautiously and we do not now foresee this pattern changing significantly through the remainder of this season. In these challenging conditions our resilient, recurring revenue businesses and channels, including the engine P&A business, Propulsion’s repower business, Freedom Boat Club, and Navico Group's aftermarket sales, are demonstrating their earnings and cash flow power. Through the balance of the year, we will continue to launch many exciting new products to support future share gains while focusing on delivering year-end inventory levels in line with historical norms, executing our strategic plan, investing in our long-term growth initiatives, and driving resilient EPS and free cash flow. Meeting anticipated retail boat unit sales for the balance of the year and ending the year with appropriate inventory levels will result in Brunswick reducing full-year ending boat unit inventory by approximately 7 percent or 1,500 units versus prior year inventory levels," said Foulkes. "The result is the following updated guidance to match these market realities:
1.Net sales between $5.2 to $5.4 billion;
2.Adjusted diluted EPS in the range of $5.00 to $5.50;
3.Free Cash Flow in excess of $350 million;
4.Annual share repurchases of approximately $200 to $220 million; and
5.Third quarter 2024 net sales between $1.2 billion and $1.3 billion, and adjusted diluted EPS in the range of $1.15 to $1.25."

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release, including adjusted operating earnings, adjusted operating margin, free cash flow, and adjusted diluted EPS, is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, Chief Executive Officer, Ryan M. Gwillim, Executive Vice President and Chief Financial and Strategy Officer, and Neha Clark, Senior Vice President Enterprise Finance. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday, August 1, 2024, by calling 877-660-6853 or 201-612-7415 (Access ID: 13747526). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including rising interest rates, and the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal and monetary policy changes; adverse capital market conditions; competitive pricing pressures; higher energy and fuel costs; managing our manufacturing footprint and operations; loss of key customers; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; absorbing fixed costs in production; public health emergencies or pandemics, such as the coronavirus (COVID-19) pandemic; risks associated with joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to integrate acquisitions and the risk for associated disruption to our business; our ability to identify, complete, and integrate targeted acquisitions; the risk that restructuring or strategic divestitures will not provide business benefits; maintaining effective distribution; dealers and customers being able to access adequate financing; inventory reductions by dealers, retailers, or independent boat builders; requirements for us to repurchase inventory; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to trade policy and tariffs; an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2023 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick

Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include, Mercury Marine, Mercury Racing, MerCruiser, and Flite. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, RELiON, Attwood and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has more than 17,000 employees operating in 25 countries as of December 31, 2023. In 2023, Brunswick was named by Forbes as a World’s Best Employer and as one of America’s Most Responsible Companies by Newsweek, both for the fourth consecutive year. For more information, visit www.Brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2024	July 1, 2023	% Change	June 29, 2024	July 1, 2023	% Change
Net sales	$1,443.9	$1,702.3	(15)%	$2,808.9	$3,445.9	(19)%
Cost of sales	1,052.9	1,230.0	(14)%	2,044.3	2,468.0	(17)%
Selling, general and administrative expense	181.8	215.1	(15)%	385.5	426.4	(10)%
Research and development expense	43.0	48.9	(12)%	88.8	97.6	(9)%
Restructuring, exit and impairment charges	7.9	13.9	(43)%	21.4	23.4	(9)%
Operating earnings	158.3	194.4	(19)%	268.9	430.5	(38)%
Equity earnings	2.9	2.2	32%	5.4	4.4	23%
Other (expense) income, net	(0.8)	1.8	NM	(0.8)	0.9	NM
Earnings before interest and income taxes	160.4	198.4	(19)%	273.5	435.8	(37)%
Interest expense	(32.6)	(28.8)	13%	(61.2)	(57.0)	7%
Interest income	4.7	2.0	NM	7.2	4.2	71%
Earnings before income taxes	132.5	171.6	(23)%	219.5	383.0	(43)%
Income tax provision	27.7	36.3	(24)%	46.3	135.3	(66)%
Net earnings from continuing operations	$104.8	$135.3	(23)%	$173.2	$247.7	(30)%

Net loss from discontinued operations, net of tax	(4.8)	(0.6)	NM	(5.2)	(0.7)	NM
Net earnings	$100.0	$134.7	(26)%	$168.0	$247.0	(32)%

Earnings per common share:
Basic
Earnings from continuing operations	$1.55	$1.91	(19)%	$2.55	$3.48	(27)%
Loss from discontinued operations	(0.07)	(0.01)	NM	(0.08)	(0.01)	NM
Net earnings	$1.48	$1.90	(22)%	$2.47	$3.47	(29)%

Diluted
Earnings from continuing operations	$1.55	$1.91	(19)%	$2.54	$3.47	(27)%
Loss from discontinued operations	(0.07)	(0.01)	NM	(0.07)	(0.01)	NM
Net earnings	$1.48	$1.90	(22)%	$2.47	$3.46	(29)%

Weighted average shares used for computation of:
Basic earnings per common share	67.6	70.8		67.9	71.1
Diluted earnings per common share	67.6	70.9		68.1	71.4

Effective tax rate (A)	20.9%	21.2%		21.1%	35.3%

NM = not meaningful
(A) The decrease in the effective tax rate for the six months ended June 29, 2024 compared to the prior year is due to the discrete income tax expense recorded in connection with intercompany sale of intellectual property rights during the first quarter of 2023.

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions, except per share data)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP	$158.3	$194.4	$1.55	$1.91
Restructuring, exit and impairment charges	7.9	13.9	0.09	0.15
Purchase accounting amortization	14.5	14.1	0.16	0.15
Acquisition, integration, and IT related costs	0.1	4.4	—	0.05
IT security incident costs	—	8.1	—	0.09
As Adjusted	$180.8	$234.9	$1.80	$2.35

GAAP operating margin	11.0%	11.4%
Adjusted operating margin	12.5%	13.8%

	Six Months Ended
	Operating Earnings		Diluted Earnings Per Share
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
GAAP	$268.9	$430.5	$2.54	$3.47
Restructuring, exit and impairment charges	21.4	23.4	0.24	0.25
Purchase accounting amortization	29.3	28.3	0.33	0.30
Acquisition, integration, and IT related costs	2.4	7.0	0.03	0.08
IT security incident costs	0.3	8.1	—	0.09
Special tax items	—	—	—	0.72
As Adjusted	$322.3	$497.3	$3.14	$4.91

GAAP operating margin	9.6%	12.5%
Adjusted operating margin	11.5%	14.4%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	June 29, 2024	July 1, 2023	% Change	June 29, 2024	July 1, 2023	% Change	June 29, 2024	July 1, 2023
Propulsion	$558.0	$703.3	(20.7)%	$85.6	$111.1	(23.0)%	15.3%	15.8%
Engine Parts & Accessories	336.1	328.9	2.2%	75.6	66.4	13.9%	22.5%	20.2%
Navico Group	210.1	227.8	(7.8)%	(3.0)	4.2	NM	(1.4)%	1.8%
Boat	434.2	560.8	(22.6)%	24.8	53.2	(53.4)%	5.7%	9.5%
Corporate/Other	—	—		(24.7)	(40.5)	(39.0)%
Segment Eliminations	(94.5)	(118.5)	(20.3)%	—	—
Total	$1,443.9	$1,702.3	(15.2)%	$158.3	$194.4	(18.6)%	11.0%	11.4%

Segment Information - As Adjusted (Non-GAAP)

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	June 29, 2024	July 1, 2023	% Change	June 29, 2024	July 1, 2023	% Change	June 29, 2024	July 1, 2023
Propulsion	$558.0	$703.3	(20.7)%	$86.7	$114.5	(24.3)%	15.5%	16.3%
Engine Parts & Accessories	336.1	328.9	2.2%	75.8	67.2	12.8%	22.6%	20.4%
Navico Group	210.1	227.8	(7.8)%	15.6	25.9	(39.8)%	7.4%	11.4%
Boat	434.2	560.8	(22.6)%	27.1	62.5	(56.6)%	6.2%	11.1%
Corporate/Other	—	—		(24.4)	(35.2)	(30.7)%
Segment Eliminations	(94.5)	(118.5)	(20.3)%	—	—
Total	$1,443.9	$1,702.3	(15.2)%	$180.8	$234.9	(23.0)%	12.5%	13.8%

Segment Information - GAAP

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	June 29, 2024	July 1, 2023	% Change	June 29, 2024	July 1, 2023	% Change	June 29, 2024	July 1, 2023
Propulsion	$1,136.2	$1,454.9	(21.9)%	$168.4	$262.2	(35.8)%	14.8%	18.0%
Engine Parts & Accessories	598.5	617.5	(3.1)%	108.8	114.2	(4.7)%	18.2%	18.5%
Navico Group	421.0	505.1	(16.7)%	(5.4)	17.0	NM	(1.3)%	3.4%
Boat	859.9	1,136.0	(24.3)%	54.2	111.0	(51.2)%	6.3%	9.8%
Corporate/Other	—	—		(57.1)	(73.9)	(22.7)%
Segment Eliminations	(206.7)	(267.6)	(22.8)%	—	—
Total	$2,808.9	$3,445.9	(18.5)%	$268.9	$430.5	(37.5)%	9.6%	12.5%

Segment Information - As Adjusted (Non-GAAP)

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	June 29, 2024	July 1, 2023	% Change	June 29, 2024	July 1, 2023	% Change	June 29, 2024	July 1, 2023
Propulsion	$1,136.2	$1,454.9	(21.9)%	$176.2	$265.6	(33.7)%	15.5%	18.3%
Engine Parts & Accessories	598.5	617.5	(3.1)%	112.3	115.7	(2.9)%	18.8%	18.7%
Navico Group	421.0	505.1	(16.7)%	30.7	56.4	(45.6)%	7.3%	11.2%
Boat	859.9	1,136.0	(24.3)%	58.7	123.6	(52.5)%	6.8%	10.9%
Corporate/Other	—	—		(55.6)	(64.0)	(13.1)%
Segment Eliminations	(206.7)	(267.6)	(22.8)%	—	—
Total	$2,808.9	$3,445.9	(18.5)%	$322.3	$497.3	(35.2)%	11.5%	14.4%
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2024 vs. 2023
	June 29, 2024	July 1, 2023	$ Change	% Change
Net sales	$558.0	$703.3	$(145.3)	(20.7)%

GAAP operating earnings	$85.6	$111.1	$(25.5)	(23.0)%
Restructuring, exit and impairment charges	0.4	—	0.4	NM
Purchase accounting amortization	0.3	—	0.3	NM
Acquisition, integration, and IT related costs	0.4	—	0.4	NM
IT security incident costs	—	3.4	(3.4)	NM
Adjusted operating earnings	$86.7	$114.5	$(27.8)	(24.3)%

GAAP operating margin	15.3%	15.8%		(50) bps
Adjusted operating margin	15.5%	16.3%		(80) bps

Engine Parts & Accessories Segment	Three Months Ended		2024 vs. 2023
	June 29, 2024	July 1, 2023	$ Change	% Change
Net sales	$336.1	$328.9	$7.2	2.2%

GAAP operating earnings	$75.6	$66.4	$9.2	13.9%
Restructuring, exit and impairment charges	0.2	0.3	(0.1)	(33.3)%
IT security incident costs	—	0.5	(0.5)	NM
Adjusted operating earnings	$75.8	$67.2	$8.6	12.8%

GAAP operating margin	22.5%	20.2%		230 bps
Adjusted operating margin	22.6%	20.4%		220 bps

Navico Group Segment	Three Months Ended		2024 vs. 2023
	June 29, 2024	July 1, 2023	$ Change	% Change
Net sales	$210.1	$227.8	$(17.7)	(7.8)%

GAAP operating (loss) earnings	$(3.0)	$4.2	$(7.2)	NM
Restructuring, exit and impairment charges	5.3	7.3	(2.0)	(27.4)%
Purchase accounting amortization	13.2	13.2	—	NM
Acquisition, integration, and IT related costs	0.1	0.7	(0.6)	(85.7)%
IT security incident costs	—	0.5	(0.5)	NM
Adjusted operating earnings	$15.6	$25.9	$(10.3)	(39.8)%

GAAP operating margin	(1.4)%	1.8%		(320) bps
Adjusted operating margin	7.4%	11.4%		(400) bps
bps = basis points
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Boat Segment	Three Months Ended		2024 vs. 2023
	June 29, 2024	July 1, 2023	$ Change	% Change
Net sales	$434.2	$560.8	$(126.6)	(22.6)%

GAAP operating earnings	$24.8	$53.2	$(28.4)	(53.4)%
Restructuring, exit and impairment charges	1.7	4.5	(2.8)	(62.2)%
Purchase accounting amortization	1.0	0.9	0.1	11.1%
Acquisition, integration, and IT related costs	(0.4)	3.1	(3.5)	NM
IT security incident costs	—	0.8	(0.8)	NM
Adjusted operating earnings	$27.1	$62.5	$(35.4)	(56.6)%

GAAP operating margin	5.7%	9.5%		(380) bps
Adjusted operating margin	6.2%	11.1%		(490) bps

Corporate/Other	Three Months Ended		2024 vs. 2023
	June 29, 2024	July 1, 2023	$ Change	% Change
GAAP operating loss	$(24.7)	$(40.5)	$15.8	(39.0)%
Restructuring, exit and impairment charges	0.3	1.8	(1.5)	(83.3)%
Acquisition, integration, and IT related costs	—	0.6	(0.6)	NM
IT security incident costs	—	2.9	(2.9)	NM
Adjusted Operating loss	$(24.4)	$(35.2)	$10.8	(30.7)%

Propulsion Segment	Six Months Ended		2024 vs. 2023
	June 29, 2024	July 1, 2023	$ Change	% Change
Net sales	$1,136.2	$1,454.9	$(318.7)	(21.9)%

GAAP operating earnings	$168.4	$262.2	$(93.8)	(35.8)%
Restructuring, exit and impairment charges	6.0	—	6.0	NM
Purchase accounting amortization	0.9	—	0.9	NM
Acquisition, integration, and IT related costs	0.9	—	0.9	NM
IT security incident costs	—	3.4	(3.4)	NM
Adjusted operating earnings	$176.2	$265.6	$(89.4)	(33.7)%

GAAP operating margin	14.8%	18.0%		(320) bps
Adjusted operating margin	15.5%	18.3%		(280) bps

Engine Parts & Accessories Segment	Six Months Ended		2024 vs. 2023
	June 29, 2024	July 1, 2023	$ Change	% Change
Net sales	$598.5	$617.5	$(19.0)	(3.1)%

GAAP operating earnings	$108.8	$114.2	$(5.4)	(4.7)%
Restructuring, exit and impairment charges	3.5	1.0	2.5	NM
IT security incident costs	—	0.5	(0.5)	NM
Adjusted operating earnings	$112.3	$115.7	$(3.4)	(2.9)%

GAAP operating margin	18.2%	18.5%		(30) bps
Adjusted operating margin	18.8%	18.7%		10 bps
bps = basis points
NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Navico Group Segment	Six Months Ended		2024 vs. 2023
	June 29, 2024	July 1, 2023	$ Change	% Change
Net sales	$421.0	$505.1	$(84.1)	(16.7)%

GAAP operating (loss) earnings	$(5.4)	$17.0	$(22.4)	NM
Restructuring, exit and impairment charges	8.0	10.9	(2.9)	(26.6)%
Purchase accounting amortization	26.4	26.5	(0.1)	(0.4)%
Acquisition, integration, and IT related costs	1.7	1.5	0.2	13.3%
IT security incident costs	—	0.5	(0.5)	NM
Adjusted operating earnings	$30.7	$56.4	$(25.7)	(45.6)%

GAAP operating margin	(1.3)%	3.4%		(470) bps
Adjusted operating margin	7.3%	11.2%		(390) bps

Boat Segment	Six Months Ended		2024 vs. 2023
	June 29, 2024	July 1, 2023	$ Change	% Change
Net sales	$859.9	$1,136.0	$(276.1)	(24.3)%

GAAP operating earnings	$54.2	$111.0	$(56.8)	(51.2)%
Restructuring, exit and impairment charges	2.7	5.9	(3.2)	(54.2)%
Purchase accounting amortization	2.0	1.8	0.2	11.1%
Acquisition, integration, and IT related costs	(0.2)	4.1	(4.3)	NM
IT security incident costs	—	0.8	(0.8)	NM
Adjusted operating earnings	$58.7	$123.6	$(64.9)	(52.5)%

GAAP operating margin	6.3%	9.8%		(350) bps
Adjusted operating margin	6.8%	10.9%		(410) bps

Corporate/Other	Six Months Ended		2024 vs. 2023
	June 29, 2024	July 1, 2023	$ Change	% Change
GAAP operating loss	$(57.1)	$(73.9)	$16.8	(22.7)%
Restructuring, exit and impairment charges	1.2	5.6	(4.4)	(78.6)%
Acquisition, integration, and IT related costs	—	1.4	(1.4)	NM
IT security incident costs	0.3	2.9	(2.6)	(89.7)%
Adjusted Operating loss	$(55.6)	$(64.0)	$8.4	(13.1)%
bps = basis points
NM = not meaningful

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 29, 2024		December 31, 2023	July 1, 2023
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$494.5		$467.8	$477.5
Restricted cash	16.2		11.1	11.0
Short-term investments in marketable securities	82.5		0.8	0.8
Total cash and short-term investments in marketable securities	593.2		479.7	489.3
Accounts and notes receivable, net	530.0		493.2	614.5
Inventories
Finished goods	1,008.0		932.0	839.8
Work-in-process	170.8		181.6	208.9
Raw materials	345.4		363.2	435.5
Net inventories	1,524.2		1,476.8	1,484.2
Prepaid expenses and other	80.7		60.0	84.8
Current assets	2,728.1		2,509.7	2,672.8

Net property	1,300.3		1,315.8	1,314.1

Other assets
Goodwill	1,024.1		1,030.7	974.6
Other intangibles, net	948.1		978.0	979.4
Deferred income tax asset	186.5		186.8	149.8
Operating lease assets	153.8		152.2	121.1
Equity investments	37.5		38.7	60.0
Other long-term assets	17.3		18.6	18.3
Other assets	2,367.3		2,405.0	2,303.2

Total assets	$6,395.7		$6,230.5	$6,290.1

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$454.7	`	$454.7	$88.3
Accounts payable	447.9		558.0	549.4
Accrued expenses	705.5		739.4	756.3
Current liabilities	1,608.1		1,752.1	1,394.0

Debt	2,372.4		1,975.7	2,422.0
Other long-term liabilities	401.6		415.3	372.7
Shareholders’ equity	2,013.6		2,087.4	2,101.4
Total liabilities and shareholders’ equity	$6,395.7		$6,230.5	$6,290.1

Supplemental Information
Debt-to-capitalization rate	58.4%		53.8%	54.4%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended
	June 29, 2024	July 1, 2023
Cash flows from operating activities
Net earnings	$168.0	$247.0
Less: net loss from discontinued operations, net of tax	(5.2)	(0.7)
Net earnings from continuing operations	173.2	247.7
Depreciation and amortization	139.8	132.1
Stock compensation expense	11.2	13.8
Pension funding, net of expense	(0.6)	(0.9)
Asset impairment charges	5.4	1.3
Deferred income taxes	7.2	1.4
Changes in certain current assets and current liabilities	(255.4)	(162.1)
Long-term extended warranty contracts and other deferred revenue	8.4	9.7
Income taxes	(24.6)	25.2
Other, net	3.0	(13.8)
Net cash provided by operating activities of continuing operations	67.6	254.4
Net cash used for operating activities of discontinued operations	(10.0)	(2.3)
Net cash provided by operating activities	57.6	252.1

Cash flows from investing activities
Capital expenditures	(101.1)	(173.4)
Purchases of marketable securities	(80.9)	—
Sales or maturities of marketable securities	—	3.8
Investments	1.2	(6.4)
Acquisition of businesses, net of cash acquired	(0.6)	—
Proceeds from the sale of property, plant and equipment	5.4	6.3
Net cash used for investing activities	(176.0)	(169.7)

Cash flows from financing activities
Proceeds from issuances of short-term debt	1.3	1.6
Payments of short-term debt	(2.3)	(1.8)
Net proceeds from issuances of long-term debt	396.9	—
Payments of long-term debt including current maturities	(1.3)	(1.4)
Common stock repurchases	(170.0)	(132.2)
Cash dividends paid	(56.8)	(56.8)
Tax withholding associated with shares issued for share-based compensation	(9.2)	(13.4)
Other, net	(1.4)	—
Net cash provided by (used for) financing activities	157.2	(204.0)

Effect of exchange rate changes on cash and cash equivalents	(7.0)	1.6
Net increase (decrease) in Cash and cash equivalents and Restricted cash	31.8	(120.0)
Cash and cash equivalents and Restricted cash at beginning of period	478.9	608.5

Cash and cash equivalents and Restricted cash at end of period	510.7	488.5
Less: Restricted cash	16.2	11.0
Cash and cash equivalents at end of period	$494.5	$477.5

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$67.6	$254.4

Net cash (used for) provided by:
Plus: Capital expenditures	(101.1)	(173.4)
Plus: Proceeds from the sale of property, plant and equipment	5.4	6.3
Plus: Effect of exchange rate changes on cash and cash equivalents	(7.0)	1.6
Free cash flow	$(35.1)	$88.9